January 8, 1999



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Gentlemen:

We have read the Form 6-K dated December 18, 1998 of IWI Holding Limited and are in agreement with the statements contained in the paragraphs (i) through (v) under (a) Resignation of Independent Accounting Firm on page 2. We have no basis to agree or disagree with other statments of the registrant contained therein.


                                                     Sincerely yours,

                                                     /s/ Ernst & Young L.L.P.
                                                     ---------------------------
                                                      Ernst & Young L.L.P.